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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                Current Report

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):      February 23, 2000


                        Newbridge Networks Corporation
            (Exact name of registrant as specified in its charter)

          Canada                      1-13316                     98-0077506
(State or other jurisdiction  (Commission File Number)  (IRS Employer Identification No.)
       of incorporation)


600 March Road, Kanata, Ontario, Canada                     K2K 2E6
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:      (613) 591-3600



                                      N/A
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

     On February 23, 2000, Newbridge Networks Corporation and Alcatel issued a joint press release announcing that they have entered into a Merger Agreement by which Alcatel will acquire all of the currently issued and outstanding common shares of Newbridge pursuant to a Plan of Arrangement under section 192 of the Canada Business Corporations Act.

     Pursuant to the Plan of Arrangement, the authorized share capital of Newbridge will be reorganized by creating a new class of shares to be designated as Exchangeable Shares. Holders of common shares of Newbridge will receive 0.81 Exchangeable Shares (the "Exchange Ratio") for each common share of Newbridge held. At the option of the shareholder, as part of the Plan of Arrangement each Exchangeable Share resulting from the change of Newbridge common shares into Exchangeable Shares may be retained by the holder or else each Exchangeable Share will be simultaneously exchanged for one American Depositary Share (ADS) of Alcatel. Thereafter, each Exchangeable Share will be exchangeable at any time at the option of the holder, and, in certain circumstances, at the option of Alcatel Holdings, for one Alcatel ADS. The Exchangeable Shares will entitle holders to dividend and other rights that are economically equivalent in all material respects to those of holders of Alcatel ADSs. The Exchangeable Shares will not carry voting rights and the holders thereof will not be entitled to receive notice of or attend any meeting of the shareholders of Newbridge (except as required by applicable law) or of Alcatel.

     Newbridge shareholders who elect to receive Alcatel ADSs will be entitled to vote and to receive notice of and to attend meetings of the shareholders of Alcatel.

     Each Newbridge option granted under any of the Newbridge stock option plans will be replaced with an option to acquire the number of Alcatel ADSs equal to the Exchange Ratio multiplied by the number of common shares of Newbridge that may be purchased as if such original Newbridge option were exercisable and exercised immediately prior to the effective date of the Plan of Arrangement. The exercise price for each Alcatel ADS will equal the exercise price of the original Newbridge option, divided by the Exchange Ratio. The vesting period for certain Newbridge options will be accelerated, as described in the Merger Agreement. In addition, each Newbridge warrant outstanding on the effective date of the Plan of Arrangement will be amended to provide for the right to purchase the number of Exchangeable Shares equal to the product of the Exchange Ratio multiplied by the number of common shares of Newbridge that may be purchased as if such Newbridge warrants were exercisable and exercised immediately prior to the effective date of the Plan of Arrangement. The exercise price for each amended warrant will equal the exercise price of the original Newbridge warrant, divided by the Exchange Ratio.

     As of the date of the Merger Agreement, an Alcatel ADS represents one-fifth (1/5/th/) of an ordinary share of the capital stock of Alcatel. Alcatel arranges for the issuance of American Depositary Receipts (ADRs) to evidence the Alcatel ADSs.

     The Plan of Arrangement must be approved by at least two-thirds of the votes cast at a special meeting of Newbridge's shareholders (which will include holders of Newbridge common shares, options and warrants). The completion of the Plan of Arrangement is conditional upon, among other things, obtaining Newbridge and Alcatel shareholder approval,

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court approval, certain regulatory approvals, conditional listing approval from
The Toronto Stock Exchange of the Exchangeable Shares and New York Stock Exchange approval of the listing of Alcatel ADSs to be issued on the effective date of the Plan of Arrangement and the Alcatel ADSs to be provided upon the exchange of the Exchangeable Shares. In addition, Alcatel is not obligated to complete the Plan of Arrangement if, among other things, holders of more than 5% of the common shares of Newbridge have exercised their dissent rights (as described in the Merger Agreement) or if the transactions contemplated in the Plan of Arrangement cannot be accounted for as a pooling-of-interests under French generally accepted accounting principles. Also, unless otherwise agreed in writing between the parties, the Merger Agreement will be terminated if the effective date of the Plan of Arrangement does not occur on or prior to September 30, 2000, subject to either party being entitled to unilaterally extend such date to December 31, 2000 in certain circumstances relating to obtaining regulatory approvals.

     Pursuant to an Option Agreement dated February 22, 2000, Newbridge also granted to Alcatel an option to purchase up to 36,183,000 common shares of Newbridge at the final reported price on the TSE on February 22, 2000, being Cdn. $50.60. The option is exercisable in limited circumstances where the break fee agreed to be paid to Alcatel by Newbridge under the Merger Agreement becomes payable. The value of the option together with the break fee is capped at Cdn. $375 million and Alcatel has the option to elect to receive the cash value of the option rather than common shares of Newbridge.

     Pursuant to the terms of a Voting Agreement entered into among Dr. Terence Matthews, certain holding companies of Dr. Matthews and Alcatel, dated February 22, 2000, Dr. Matthews has agreed, among other things, not to negotiate with, solicit, initiate or encourage submission of proposals or offers from, or provide information to, any other person, entity or group relating to an Acquisition Proposal. Dr. Matthews has further agreed to vote or cause to be voted all of the common shares of Newbridge owned directly or indirectly by him or over which he holds voting or dispositive power in favor of the approval of the transactions contemplated in the Plan of Arrangement and against any action that would impede, interfere or discourage the completion of the Plan of Arrangement. Dr. Matthews is Chairman of the Board of Directors and Chief Executive Officer of Newbridge.

     A copy of the Merger Agreement, the Option Agreement, the Voting Agreement and the joint press release issued by Newbridge and Alcatel on February 23, 2000 are attached and incorporated herein by reference in their entirety as Exhibits 2.1, 99.1, 99.2 and 99.3, respectively.

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Item 7.  Financial Statements and Exhibits.


        (c)  Exhibits.

        2.1 Merger Agreement, dated as of February 22, 2000, between Alcatel and Newbridge Networks Corporation.

        99.1 Option Agreement, dated as of February 22, 2000, between Alcatel and Newbridge Networks Corporation.

        99.2 Voting Agreement, dated as of February 22, 2000, among Alcatel and certain Shareholders of Newbridge Networks Corporation.

        99.3 Joint Press Release issued by the Newbridge Networks Corporation and Alcatel on February 23, 2000.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEWBRIDGE NETWORKS CORPORATION
                                                  (Registrant)


Date: March 8, 2000                        By:    /s/ Peter Nadeau
                                                  ------------------------------
                                           Title: Corporate Vice President,
                                                  General Counsel and Secretary

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                                 EXHIBIT INDEX


Exhibit   Description
-------   -----------

2.1 Merger Agreement, dated as of February 22, 2000, between Alcatel and Newbridge Networks Corporation.

99.1 Option Agreement, dated as of February 22, 2000, between Alcatel and Newbridge Networks Corporation.

99.2 Voting Agreement, dated as of February 22, 2000, among Alcatel and certain Shareholders of Newbridge Networks Corporation.

99.3 Joint Press Release issued by the Newbridge Networks Corporation and Alcatel on February 23, 2000.